Exhibit 99.1

Contact:

Ezra Shashoua

Chief Financial Officer

Enterprise Acquisition Corp.

(561) 988-1700

Enterprise Acquisition Corp. Announces Trust Investment Details

BOCA RATON, FL – September 29, 2008 – In light of recent events impacting the global financial markets, Enterprise Acquisition Corp. (“Enterprise”) (AMEX: EST) announced today details related to its assets being held in trust.  As of September 29, 2008, the assets are held in a trust account at Citi Smith Barney, with Continental Stock Transfer & Trust Company as trustee.  One hundred percent of these assets are invested in Citi Funds Institutional US Treasury Reserves (the “Fund”).  Per the Fund’s prospectus (i) the Fund invests its assets in obligations of the U.S. Treasury, including Treasury bills, bonds and notes and may also invest in short-term obligations of U.S. government agencies and instrumentalities, but only if the obligations are backed by the full faith and credit of the United States Treasury and (ii) the dollar weighted average maturity of the Fund will generally be 90 days or less.  Citi Smith Barney acts as custodian for the Fund.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of Enterprise, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Any questions and inquiries for further information should be directed to Ezra Shashoua, Chief Financial Officer for Enterprise.  He can be reached at (561) 988-1700.

About Enterprise Acquisition Corp.

Located in Boca Raton, Florida, Enterprise Acquisition Corp. (www.enterpriseacq.com) is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses. On August 25, 2008, Enterprise announced it signed a definitive merger agreement with WF Capital Holdings, Inc., the privately-held parent of Workflow Management, Inc. (“Workflow”).

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Enterprise, Workflow and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Enterprise's and Workflow's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Enterprise stockholders to approve the merger agreement and the transactions contemplated thereby; the number and percentage of

Enterprise's stockholders voting against the acquisition and electing conversion rights; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Workflow is engaged; demand for the products and services that Workflow provides; cyclical business trends; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Enterprise's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Enterprise nor Workflow assumes any obligation to update the information contained in this press release.

Additional Information and Where to Find It

Enterprise expects to file a preliminary proxy statement concerning the proposed transaction, which will be subject to review by the Securities and Exchange Commission ("SEC").  Enterprise stockholders and other interested persons are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about Enterprise, Workflow and the proposed transaction. Such persons can also read Enterprise’s final prospectus dated November 7, 2007 and other SEC filings for a description of the security holdings of the Enterprise officers and directors and their respective interests in the successful consummation of the proposed transaction.  The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. Enterprise’s stockholders will be able to obtain a free copy of Enterprise's filings at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Enterprise Acquisition Corp., 6800 Broken Sound Parkway, Boca Raton, FL 33487.

Participants in Solicitation

Enterprise and its directors and executive officers and Workflow and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Enterprise stock in respect of the proposed merger. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement relating to the proposed transaction when it becomes available and Enterprise’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007, filed with the SEC on March 27, 2008, and Enterprise’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2008 and the three months ended June 30, 2008.